PROSPECTUS SUPPLEMENT                        This Prospectus Supplement,
FOR THE PERIOD ENDING                        filed pursuant to Rule 424(b)(3),
JUNE 30, 1997 TO                             relates to Registration Statement
PROSPECTUS DATED                             No. 33-43724-02 and the
OCTOBER 8, 1991                              Prospectus dated October 8, 1991




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 15, 1997


                           DISCOVER CARD TRUST 1991 F
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                     0-19752                       Not Applicable
--------                     -------                       --------------
(State of                    (Commission                   (IRS Employer
organization)                File Number)                  Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                             19720
-------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
             -----------------------------------------------------
         (Former name or former address, if changed since last report)



                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5. Other Events

On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of June 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description
21                  Monthly Certificateholders' Statement for Discover Card
                    Trust 1991 F related to the Due Period ending June 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DISCOVER CARD TRUST 1991 F
                                                 (Registrant)

                                          By: DISCOVER RECEIVABLES FINANCING
                                              GROUP, INC.
                                              as originator of the Trust


                                          By:    Birendra Kumar
                                              --------------------------
                                              Birendra Kumar
                                              Vice President and Treasurer


Date: July 15, 1997

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
21               Monthly Certificateholders' Statement for Discover Card
                 Trust 1991 F related to the Due Period ending June 30, 1997.